EXHIBIT 4.1.2


                            AMENDED AND RESTATED
                  LIMITED LIABILITY COMPANY AGREEMENT OF
                      PP&L TRANSITION BOND COMPANY LLC




                             AMENDED AND RESTATED
                    LIMITED LIABILITY COMPANY AGREEMENT
                                     OF
                     PP&L TRANSITION BOND COMPANY LLC,
                    a Delaware Limited Liability Company
                              (the "Company")


           AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated August __, 1999 (as further amended, supplemented or otherwise modified and in effect from time to time, the "LLC Agreement"), of PP&L TRANSITION BOND COMPANY LLC, a Delaware limited liability company (the "Company"), having its principal office at Two North Ninth Street, Allentown, Pennsylvania 18101.

           WHEREAS, CEP Group, Inc., as sole Member, on March 25, 1999 filed a Certificate of Formation of the Company with the Delaware Secretary of State, and executed a Limited Liability Company Agreement, dated March 25, 1999, as amended on April 26, 1999 (the "Original LLC Agreement"); and

           WHEREAS, on [May __, 1999], CEP Group, Inc. transferred its sole Common Interest in the Company to its parent corporation, PP&L, Inc., as a dividend on account of the common stock in CEP Group, Inc. held by PP&L, Inc., such that PP&L, Inc. succeeded to the Common Interest of CEP Group, Inc. as the sole Member of the Company; and

           WHEREAS, this LLC Agreement amends and restates the Original LLC Agreement in all respects, and from and after the date hereof constitutes the governing instrument of the Company;

           NOW THEREFORE, the Member hereby amends and restates the Original LLC Agreement as follows:

                                 ARTICLE I

                                DEFINITIONS

           SECTION 1.1 Capitalized Terms. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

           "Act" shall mean the Delaware Limited Liability Company Act, as amended, as in effect on the date hereof (currently Chapter 18 of Title 6, Sections 18-101 through 18-1109 of the Delaware Code) and as it may be amended hereafter, from time to time.

           "Administration Agreement" shall mean the Administration Agreement, dated August __, 1999, between the Company and PP&L, Inc., as administrator.

           "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

           "Agreement" shall mean this Limited Liability Company Agreement of the Company, as the same may be amended from time to time in accordance with the provisions hereof.

           "Basic Documents" shall mean this Agreement, the Certificate of Formation of the Company, the Contribution Agreement, the Assignment, dated May __, 1999, executed and delivered by PP&L, Inc. in favor of CEP Securities Co. LLC pursuant to the Contribution Agreement, the Sale Agreement, dated August __, 1999, between CEP Securities Co. LLC and the Company, the bill of sale dated August __, 1999, issued by CEP Securities Co. LLC to the Company pursuant to the Sale Agreement, the Servicing Agreement, dated August __, 1999, between the Company and PP&L, Inc., as servicer, the Administration Agreement, and the Indenture.

           "Bonds" shall have the meaning set forth in Section 2.03(b).

           "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in New York City, New York or Harrisburg, Pennsylvania.

           "Certificate of Formation" shall mean the Certificate of Formation of the Company as filed with the Secretary of State of the State of Delaware on March 25, 1999, in accordance with the Act.

           "Code" shall mean the Internal Revenue Code of 1986, as amended (or any successor law).

           "Common Interest" shall mean the interest of the Member in the Company. The Company shall have one class of Common Interest.

           "Company" shall mean PP&L Transition Bond Company LLC, a Delaware limited liability company.

           "Contribution Agreement" shall mean the Contribution Agreement, dated as of May 13, 1999, among PP&L, Inc., CEP Group, Inc., CEP Reserves, Inc. and CEP Securities Co. LLC.

           "Fiscal Year" shall mean, unless the Managers shall at any time determine otherwise pursuant to the requirements of the Code, a calendar year.

           "GAAP" shall mean the generally accepted accounting principles promulgated or adopted by the Financial Accounting Standards Board and its successors from time to time.

           "Governmental Authority" shall mean any federal, state, local or foreign court or governmental department, commission, board, bureau, agency, authority, instrumentality or regulatory body.

           "Indenture" shall mean the Indenture, dated as of August __, 1999, between the Company and the Trustee, as amended, modified or supplemented from time to time, including any Supplement thereto creating a new Series of Bonds.

           "Independent Manager" shall mean, with respect to the Company, a Manager who is not, and within the last five years was not (except solely by virtue of such Person's serving as, or affiliation with any other Person serving as, an independent director or manager, as applicable, of PP&L, Inc., CEP Group, Inc., CEP Reserves, Inc. or CEP Securities Co. LLC or any bankruptcy remote special purpose entity that is a subsidiary or Affiliate of PP&L, Inc. or the Company), (i) a stockholder, member, partner, director, officer, employee, Affiliate, customer, supplier, creditor or independent contractor of, or any person that has received any benefit in any form whatever from (other than in such Manager's capacity as a ratepayer or customer of PP&L, Inc. in the ordinary course of business), or any Person that has provided any service in any form whatever to, or any major creditor (or any Affiliate of any major creditor) of, the Company, PP&L, Inc., or any of their Affiliates, or (ii) any Person owning beneficially, directly or indirectly, any outstanding shares of common stock, any limited liability company interests or any partnership interests, as applicable, of the Company, PP&L, Inc., or any of their Affiliates, or of any major creditor (or any Affiliate of any major creditor) of any of the foregoing, or a stockholder, member, partner, director, officer, employee, Affiliate, customer, supplier, creditor or independent contractor of, or any Person that has received any benefit in any form whatever from (other than in such Person's capacity as a ratepayer or customer of PP&L, Inc. in the ordinary course of business), or any Person that has provided any service in any form whatever to, such beneficial owner or any of such beneficial owner's Affiliates, or (iii) a member of the immediate family of any person described above; provided that the indirect or beneficial ownership of stock through a mutual fund or similar diversified investment vehicle with respect to which the owner does not have discretion or control over the investments held by such diversified investment vehicle shall not preclude such owner from being an Independent Manager; and provided, further, that for purposes of this definition, "major creditor" shall mean a natural person or business entity to which the Company, PP&L, Inc. or any of their Affiliates has outstanding indebtedness for borrowed money or credit on open account in a sum sufficiently large as would reasonably be expected to influence the judgment of the proposed Independent Director adversely to the interests of the Company when the interests of that person or entity are adverse to those of the Company.

           "Intangible Transition Property" shall mean the irrevocable right of PP&L, Inc. or its successor or assignee to collect intangible transition charges from customers to recover through the issuance of Bonds the qualified transition expenses described in the final order issued by the Pennsylvania Public Utility Commission (the "PUC") on August 27, 1998 pursuant to the Pennsylvania Electricity Generation Customer Choice and Competition Act Chapter 28 of Title 66 of the Pennsylvania Consolidated Statutes, 66 Pa. C.S. Section 2801, et seq., as such order has been supplemented by the Supplemental Order issued by the PUC on May 21, 1999, and as such order may hereafter be further supplemented by an order of the PUC issued pursuant to paragraph 19 of the August 27, 1998 order, including all right, title and interest of PP&L, Inc. or its successor or assignee in such order and in all revenues, collections, claims, payments, money or proceeds of or arising from intangible transition charges pursuant to such order, and all proceeds of any of the foregoing.

           "Manager" shall mean any manager of the Company

           "Member" shall mean PP&L, Inc., in its capacity as the sole member in the Company under this Agreement, or any successor thereto as sale member pursuant to Article VI.

           "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, joint stock company, corporation, trust, unincorporated organization or Governmental Authority.

           "Proceeding" shall have the meaning set forth in Section 8.01.

           "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.

           "Series" means each series of Bonds issued and authenticated pursuant to the Indenture and a related Supplement.

           "Supplement" shall mean a supplement to the Indenture complying (to the extent applicable) with the terms of Article 9 of the Indenture.

           "Treasury Regulations" shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

           "Trustee" shall mean the party named as such in the Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder.

           SECTION 1.2  Other Definitional Provisions.

           (a) All terms in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

           (b) As used in this Agreement and in any certificate or other documents made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such certificate or other document shall control.

           (c) The words "hereof", "herein", "hereunder", and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section references contained in this Agreement are references to Sections in this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

           (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

           (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.


                                 ARTICLE II

                   FORMATION OF THE LIMITED LIABILITY COMPANY

           SECTION 2.1 Formation; Filings. Pursuant to the Act and in accordance with the further terms and provisions hereof, the Member has formed the Company as a limited liability company. The Member has executed a Certificate of Formation of the Company, and the Member shall execute or cause to be executed from time to time all other instruments, certificates, notices and documents, and shall do or cause to be done all such filing, recording, publishing and other acts, in each case, as may be necessary or appropriate from time to time to comply with all applicable requirements for the formation and/or operation and, when appropriate, termination of a limited liability company in the State of Delaware and all other jurisdictions where the Company shall desire to conduct its business.

           SECTION 2.2  Name and Office.

           (a) The name of the Company shall be "PP&L Transition Bond Company LLC." All business of the Company shall be conducted in such name and all contracts, property and other assets of the Company shall be held in that name and the Member shall not have any ownership interests in such contracts, property or other assets in its individual name.

           (b) The address of the registered office of the Company in the State of Delaware is the Corporation Trust Center, 1209 Orange Street in the city of Wilmington, County of New Castle, 19801. The name of its registered agent at that address is The Corporation Trust Company.

           (c) The Company may also have offices at such other places both within and without the State of Delaware as the Member may from time to time determine.

           SECTION 2.3 Business Purpose. The nature of the business or purpose to be conducted or promoted by the Company is to engage exclusively in the following business and financial activities:

      (a) to authorize, issue, sell and deliver one or more Series or classes of transition bonds or other evidence of indebtedness ("Bonds") under the Indenture and, in connection therewith, to execute and deliver Supplements providing for the issuance of additional Series of Bonds, each as permitted by and in accordance with the terms of the Indenture;

      (b) to purchase and hold Intangible Transition Property and pledge the same to the Trustee pursuant to the terms and conditions of the Basic Documents;

      (c) to negotiate, authorize, execute, deliver, assume the obligations under, and perform, the Basic Documents and any other agreement or instrument or document relating to the activities set forth in clauses (a) and (b) above, including but not limited to agreements with third-party credit enhancers and interest rate swap agreements relating to any Series of Bonds, provided, that the Company shall not incur any indebtedness or other liability pursuant to any such other agreement or instrument or document except for such indebtedness or liability that by its terms provides that the holder thereof may not cause the filing of a petition in bankruptcy or take any similar action against the Company until one year and one day after every other indebtedness or liability of the Company represented by any previously issued Series of Bonds and amounts owed under the Indenture to third-party credit enhancers with respect to such Bonds is paid in full; and

      (d) to engage in any activity and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

           SECTION 2.4 Term. The term of the Company shall continue in existence until dissolved and liquidated in accordance with the Act, subject to Section 6.03 hereof.

           SECTION 2.5 No State Law Partnership. The Member intends that the Company shall not be a partnership (including, without limitation, a general partnership or a limited partnership) or joint venture, and that neither the Member nor any Manager shall be a partner or joint venturer of the Member or any Manager with respect to the business of the Company, for any purposes other than federal, state and local tax purposes, and this Agreement shall not be construed to suggest otherwise.

           SECTION 2.6 Authority of Member. Subject to Section 3.04, the Member, acting in such capacity, shall have the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures, debts, liabilities or obligations on behalf of the Company.

           SECTION 2.7 Liability to Third Parties. Neither the Member nor any Manager shall be liable for the debts, obligations or liabilities of the Company (whether arising in contract, tort or otherwise), including without limitation under a judgment, decree or order of a court, by reason of being the Member or acting as a Manager of the Company.

           SECTION 2.8  No Personal Liability of Member, Managers, Etc.
 (a) The Member shall not be subject in such capacity to any personal liability whatsoever to any Person in connection with the assets or the acts, obligations or affairs of the Company, (b) the Member shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the General Corporation Law of the State of Delaware, and (c) no Manager or officer of the Company shall be subject in such capacity to any personal liability whatsoever to any Person, other than the Company or its Member, in connection with the assets or the affairs of the Company; and, subject to the provisions of
 Article VIII, all such Persons shall look solely to the assets of the Company for satisfaction of claims of any nature arising in connection with the affairs of the Member; provided, that such protection from personal liability shall apply to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide greater or broader indemnification rights than such law permitted the Company to provide prior to such amendment).

           SECTION 2.9  Separateness.

           (a) The funds and other assets of the Company shall not be commingled with those of any other entity, and shall maintain its accounts separate from the Member and any other person or entity.

           (b) The Company shall not hold itself out as being liable for the debts of any other entity, and shall conduct its own business in its own name.

           (c) The Company shall not form, or cause to be formed, any subsidiaries.

           (d) The Company shall act solely in its limited liability company name and through its duly authorized Member, Managers, officers or agents in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity or assets with which they are concerned.

           (e) The Company shall maintain separate records, books of account and financial statements, and shall not commingle its records and books of account with the records and books of account of any other entity or the Member.

           (f) The Managers shall hold appropriate meetings to authorize all of its limited liability company actions, which meetings may be held by telephone conference call. The Company shall observe all formalities required by this Agreement.

           (g) The Company shall at all times ensure that its capitalization is adequate in light of its business and purpose.

           (h) Neither the Member nor any Manager shall guaranty, become liable on or hold itself out as being liable for the debts of the Company. The Company shall not guarantee or become obligated for the debts of the Member or any Manager, any Affiliate thereof or any other Person, or otherwise hold out its credit as being available to satisfy the obligations of the Member, any Manager or any other Person, shall not pledge its assets for the benefit of any entity other than the Trustee, shall not make loans or advances to any Person, and shall not acquire obligations or securities of the Member, any Manager or any Affiliate thereof.

           (i) The Company shall pay its own liabilities out of its own funds, including and fees and expenses of the Administrator pursuant to the Administration Agreement.

           (j) The Company shall maintain an arm's-length relationship with its Affiliates.

           (k) The Company shall allocate fairly and reasonably any overhead for office space shared with the Member or any Manager.

           (l) The Company shall use its own separate stationery, invoices, checks and other business forms.

           (m) The Company shall correct any known misunderstanding regarding its separate identity.

           SECTION 2.10 Limited Liability and Bankruptcy Remoteness. Without limiting the generality of Section 2.09, the Company shall be operated in such a manner as the Managers deem reasonable and necessary or appropriate to preserve (a) the limited liability of PP&L, Inc. (or its successor) as the Member in the Company, (b) the separateness of the Company from the business of PP&L, Inc. (or its successor) as the Member in the Company, or any Affiliate thereof and (c) until one year and one day after all of the Bonds are paid in full, the special purpose, bankruptcy-remote status of the Company.


                            ARTICLE III

                             MANAGEMENT

           SECTION 3.01 Management by Managers. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Managers.

           SECTION 3.02  Acts by Managers.

           (a) The Managers shall be obliged to devote only as much of their time to the Company's business as shall be reasonably required in light of the Company's business and objectives. A Manager shall perform his or her duties as a Manager in good faith, in a manner he or she reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

           (b) Every Manager is an agent of the Company for the purpose of its business, and the act of every Manager, including the execution in the Company name of any instrument for carrying on the business of the Company, binds the Company, unless such act is in contravention of the Certificate of Formation or this Agreement or unless the Manager so acting otherwise lacks the authority to act for the Company and the person with whom he or she is dealing has knowledge of the fact that he or she has no such authority.

           (c) The Managers shall have the right and authority to take all actions which the Managers deem necessary, useful or appropriate for the day-to-day management and conduct of the Company's business.

           (d) The Managers may exercise all powers of the Company and do all such lawful acts and things as are not by the Act, other applicable law, the Certificate of Formation or this Agreement directed or required to be exercised or done by the Member. All instruments, contracts, agreements and documents providing for the acquisition or disposition of property of the Company shall be valid and binding on the Company if executed by one or more of the Managers. All instruments, contracts, agreements and documents of whatsoever type executed on behalf of the Company shall be executed in the name of the Company by one or more Managers.

           SECTION 3.03 Number and Qualifications. The number of Managers of the Company shall not be less than three nor more than five, as may be determined by the Member from time to time, but no decrease in the number of Managers shall have the effect of shortening the term of any incumbent Manager.

           SECTION 3.04  Independent Managers.

           (a) The Company shall have at all times at least two individuals who are each Independent Managers. If any Independent Manager resigns, dies or becomes incapacitated, or such position is otherwise vacant, no action requiring the unanimous affirmative vote of the Managers shall be taken until a successor Independent Manager is appointed by the Member and qualified and approves such action.

           (b) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Company shall not, without the prior unanimous consent of the Managers, including each of the Independent Managers, do any of the following: (i) engage in any business or activity other than those set forth in Article II hereof;
 (ii) incur any indebtedness, other than the Bonds and ordinary course expenses as set forth in Article II hereof, or assume or guaranty any indebtedness of any other entity; (iii) make a general assignment for the benefit of creditors; (iv) file a voluntary petition in bankruptcy; (v) file a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (vi) file an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, or the entry of any order appointing a trustee, liquidator or receiver of it or of its assets or any substantial portion thereof; (vii) seek, consent to or acquiesce in the appointment of a trustee, receiver or liquidator of it or of all or any substantial part of its assets; (viii) consolidate or merge with or into any other entity or convey or transfer substantially all of its properties and assets substantially as an entirety to any entity, or (ix) amend this Agreement or take action in furtherance of any such action. With regard to any action contemplated by the preceding sentence, or with regard to any action taken or determination made at any time when the Company is insolvent, each Manager will owe its primary fiduciary duty to the Company (including the creditors of the Company).

           SECTION 3.05 Appointment and Vacancy. The Member will appoint each Manager, including any Manager to be appointed by reason of an increase in the number of Managers.

           SECTION 3.06 Term. Each Manager shall hold office until his successor shall be selected by the Member and qualified, or until his or her earlier death, resignation or removal as provided in this Agreement.

           SECTION 3.07  Removal.  Subject to Section 3.04(a) and Section
 9.01 of this Agreement, the Member may remove, with or without cause, any Manager.

           SECTION 3.08 Resignation. Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified therein, at the time of its receipt by the remaining Managers; provided, that the resignation of an Independent Manager shall not be effective until a replacement Independent Manager has been appointed. The acceptance of a resignation shall not be necessary to make it effective, unless so expressly provided in the resignation.

           SECTION 3.09 Place of Meetings of Managers. Any meetings of the Managers may be held either within or without the State of Delaware at such place or places as shall be determined from time to time by resolution of the Managers.

           SECTION 3.10 Meetings of Managers. Meetings of the Managers may be held when called by any Managers or Manager. The Manager or Managers calling any meeting shall cause notice to be given of such meeting, including therein the time, date and place of such meeting, to each Manager at least two Business Days before such meeting. The business to be transacted at, or the purpose of, any meeting of the Managers shall be specified in the notice or waiver of notice of any such meeting. If fewer than all the Managers are present in person, by telephone or by proxy, business transacted at any such meeting shall be confined to the business or purposes specifically stated in the notice or waiver of notice of such meeting.

           SECTION 3.11 Quorum; Majority Vote. At all meetings of the Managers, the presence in person, by telephone or by proxy of a majority of the Managers shall be necessary and sufficient to constitute a quorum for the transaction of business unless a greater number is required by this Agreement or by law. The act of a majority of the Managers present in person, by telephone or by proxy at a meeting at which a quorum is present in person, by telephone or by proxy shall be the act of the Managers, except as otherwise provided by law, the Certificate of Formation or this Agreement. If a quorum shall not be present in person, by telephone or by proxy at any meeting of the Managers, the Managers present in person, by telephone or by proxy at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present in person, by telephone or by proxy.

           SECTION 3.12 Methods of Voting; Proxies. A Manager may vote either in person, by telephone or by proxy executed in writing by the Manager; provided further that the Person designated to act as proxy for an Independent Manager must be an Independent Manager.

           SECTION 3.13 Actions Without a Meeting. Any action required or permitted to be taken at a meeting of the Managers may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by the Managers having not fewer than the minimum number of votes that would be necessary to take the action at a meeting at which all Managers entitled to vote on the action were present and voted.

           SECTION 3.14 Telephone and Similar Meetings. The Managers, or members of any committee thereof, may participate in and hold meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.
 Such participation in any such meeting shall constitute presence in person at such meeting, except where a Person participates in such meeting for the express purpose of objecting to the transaction of any business on the ground that such meeting is not lawfully called or convened.

           SECTION 3.15  Managers.   The Member and each Manager shall take
 all actions necessary from time to time to ensure that at all times the number of Managers shall be not less than three nor more than five; provided, however, that pursuant to Section 3.04, the Company shall at all times have at least two Independent Managers. The Managers upon the execution of this Agreement shall be __________, _________, __________,
 __________ (who will serve as an Independent Manager) and __________ (who will serve as an Independent Manager).


                                 ARTICLE IV

                                  OFFICERS

           SECTION 4.01 Designation; Term; Qualifications. The Managers may, from time to time, designate one or more Persons to be officers of the Company. Any officer so designated shall have such title and authority and perform such duties as the Managers may, from time to time, delegate to them. Each officer shall hold office for the term for which such officer is designated and until its successor shall be duly designated and shall qualify or until its death, resignation or removal as provided in this Agreement. Any Person may hold any number of offices. No officer need be a Manager, the Member, a Delaware resident, or a United States citizen.

           SECTION 4.02 Removal and Resignation. Any officer of the Company may be removed as such, with or without cause, by the Managers at any time. Any officer of the Company may resign as such at any time upon written notice to the Company. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified therein, at the time of its receipt by the Managers.

           SECTION 4.03 Vacancies. Any vacancy occurring in any office of the Company may be filled by the Managers.

           SECTION 4.04 Compensation. The compensation, if any, of the officers of the Company shall be fixed from time to time by the Managers.


                                 ARTICLE V

                                  MEMBER

           SECTION 5.01 Powers. Subject to the provisions of the Certificate of Formation, this Agreement and the Act, all powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be controlled by, the Member pursuant to Section 5.03. Pursuant to Section 3.01 of this Agreement, the Member has delegated such powers to the Managers. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Member shall have the following powers, subject to Section 3.04 in all cases:

           First: To select and remove the Managers and prescribe such powers and duties for them as may be consistent with the Act and other applicable law, the Certificate of Formation and this Agreement.

           Second: To conduct, manage and control the affairs and business of the Company, and to make such rules and regulations therefor consistent with the Act and other applicable law, the Certificate of Formation and this Agreement.

           Third: To change the registered office of the Company in Delaware from one location to another; to fix and locate from time to time one or more other offices of the Company; and to designate any place within or without the State of Delaware for the conduct of the business of the Company.

           SECTION 5.02 Compensation of Member. The Company shall have authority to pay to the Member reasonable compensation for the Member's services to the Company. It is understood that the compensation paid to the Member under the provisions of this Section shall be determined without regard to the income of the Company, shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Company and shall be considered as an operating expense of the Company.

           SECTION 5.03 Actions by the Member. All actions of the Member may be taken by written resolution of the Member which shall be signed on behalf of the Member by an authorized officer of the Member and filed with the records of the Company.

           SECTION 5.04 Control by Member. To the extent the Member takes any action with respect to the Company (including by means of its appointment of any individual Manager or its control or employment of any individual Manager in any other capacity), the Member, or any such Manager, as applicable, will act in good faith in accordance with the terms of this Agreement, and make decisions with respect to the business and daily operations of the Company independent of, and not dictated by, the Member, any such Manager, as applicable, or any Affiliate of the foregoing, and any such Manager shall bear a fiduciary duty to the Company (including its creditors) under the circumstances set forth in Section 3.04 hereof.


                                ARTICLE VI

                              COMMON INTEREST

           SECTION 6.01 General. The Common Interest constitutes personal property and shall be freely transferable and assignable in whole but not in part upon registration of such transfer and assignment on the books of the Company in accordance with the procedures established for such purpose by the Managers of the Company. Upon registration of the transfer and assignment of the Common Interest on the books of the Company, the transferee/assignee shall be and become the sole Member of the Company and shall have the rights and powers, and be subject to the restrictions and liabilities, of the Member under this Agreement and the Act, and the transferor/assignor shall cease to be the Member, each as of the date of such registration. The Common Interest of the Member in the Company shall be evidenced by a certificate in the form set forth in Schedule B hereto.

           SECTION 6.02 Distributions. The Member shall be entitled to receive, out of the assets of the Company legally available therefor, when, as and if declared by the Managers, distributions payable in cash in such amounts, if any, as the Managers shall declare.

           SECTION 6.03  Rights on Liquidation, Dissolution or Winding Up.

           (a) In the event of any liquidation, dissolution or winding up of the Company, the Member shall be entitled to all remaining assets of the Company available for distribution to the Member after payment of all liabilities, debts and obligations of the Company.

           (b) Neither the sale of all or substantially all of the property or business of the Company, nor the merger or consolidation of the Company into or with another Company or other entity, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purpose of this Section 6.03.

           (c) The commencement of a bankruptcy, insolvency, receivership or other similar proceeding by or against the Company or the Member shall not result in the dissolution of the Company or in the cessation of the interest of the Member in the Company. The withdrawal or resignation of the Member shall not constitute a dissolution of the Company.

           SECTION 6.04 Redemption. The Common Interest shall not be redeemable.

           SECTION 6.05 Voting Rights. The Member shall have the sole right to vote on all matters as to which members of a limited liability company shall be entitled to vote pursuant to the Act and other applicable law.


                                ARTICLE VII

                ALLOCATIONS; DISTRIBUTIONS; EXPENSES; TAXES;
                     BOOKS; RECORDS; AND BANK ACCOUNTS

           SECTION 7.01 Allocations. Except as may be required by section 704(c) of the Code and Treasury Regulation section 1.704-1(b)(2)(iv)(f)(4), all items of income, gain, loss, deduction, and credit of the Company for each Fiscal Year shall be allocated to the Member. Any credit available for federal income tax purposes shall be allocated to the Member in the same manner.

           SECTION 7.02 Distributions. All distributions shall be made to the Member from surplus funds. Except as provided in Section 7.03 of this Agreement, all distributions shall be made in such amounts and at such times as determined by the Managers.

           SECTION 7.03 Limitation Upon Distributions. No distribution shall be declared and paid unless, after the distribution is made, the fair value of the Company assets is in excess of all liabilities of the Company and no default has occurred and is continuing under the Indenture or any Series of Bonds then outstanding.

           SECTION 7.04 Expenses. Except as otherwise provided in this Agreement, and subject to the provisions of the Basic Documents, the Company shall be responsible for all expenses and the allocation thereof including without limitation:

           (a) all expenses incurred by the Member or its Affiliates in organizing the Company;

           (b) all expenses related to the payment of the principal of and interest on the transition bonds issued by the Company;

                (i) all expenses related to the business of the Company and all routine administrative expenses of the Company, including any amounts payable under the Administration Agreement, the maintenance of books and records of the Company, the preparation and dispatch to the Member of checks, financial reports, tax returns and notices required pursuant to this Agreement;

                (ii) all expenses incurred in connection with any litigation or arbitration involving the Company (including the cost of any investigation and preparation) and the amount of any judgment or settlement paid in connection therewith;

           (c) all expenses for indemnity or contribution payable by the Company to any person;

           (d) all expenses incurred in connection with the collection of amounts due to the Company from any person;

           (e) all expenses incurred in connection with the preparation of amendments to this Agreement;

           (f) all expenses incurred in connection with the liquidation, dissolution and winding up of the Company; and

           (g) all expenses otherwise allocated in good faith to the Company by the Managers.

           SECTION 7.05 Tax Elections. The Managers shall make the following elections on behalf of the Company:

           (a)  To elect the calendar year as the Company's Fiscal Year;

           (b)  To elect the accrual method of accounting;

           (c) To elect to treat all organization and start-up costs of the Company as deferred expenses amortizable over 60 months under Section 195 of the Code; and

           (d) To elect with respect to such other federal, state and local tax matters as the Managers shall agree upon from time to time.

           SECTION 7.06 Annual Tax Information. The Managers shall cause the Company to deliver to the Member all information necessary for the preparation of the Member's federal or Commonwealth income tax return.

           SECTION 7.07 Tax Matters Member. The Member shall communicate and negotiate with the Internal Revenue Service on any tax matter on behalf of the Member and the Company.

           SECTION 7.08 Maintenance of Books. The Company shall keep books and records of accounts and shall keep minutes of the proceedings of the Member, the Managers and each committee of the Managers. The Fiscal Year shall be the accounting year of the Company.

           SECTION 7.09 Reports. Within sixty (60) days following the end of each Fiscal Year during the term of the Company, the Managers shall cause the Member to be furnished with a balance sheet, an income statement and a statement of changes in Member's capital account for, or as of the end of, that Fiscal Year. Such financial statements must be prepared in accordance with the accounting method selected by the Managers consistently applied (except as therein noted), and shall be accompanied by an audit report from a nationally recognized accounting firm. The Managers also may cause to be prepared or delivered such other reports as they may deem appropriate. The Company shall bear the costs of all such financial statements and reports.

           SECTION 7.10 Bank and Investment Accounts. The Managers shall establish and maintain one or more separate bank and investment accounts and arrangements for Company funds in the Company name with financial institutions and firms that the Managers determine.


                                ARTICLE VIII

              INDEMNIFICATION OF MEMBER, MANAGERS AND OFFICERS

           SECTION 8.01 Mandatory Indemnification of Member and Managers. Any Person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative (hereafter a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such Person is or was the Member or a Manager, or while the Member or a Manager is or was serving at the request of the Company as a director, manager, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company or partnership, joint venture, partnership, trust, sole proprietorship, employee benefit plan or other enterprise, shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide greater or broader indemnification rights than such law permitted the Company to provide prior to such amendment) against judgments, penalties (including, without limitation, excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys' fees) actually incurred by such Person in connection with such Proceeding. It is expressly acknowledged that the indemnification provided in this Article VIII could involve indemnification for negligence or under theories of strict liability.

           SECTION 8.02 Mandatory Advancement of Expenses. Expenses incurred by a Person of the type entitled to be indemnified under Section
 8.01 of this Agreement in defending any Proceeding shall be paid or reimbursed by the Company in advance of the final disposition of the Proceeding, without any determination as to such Person's ultimate entitlement to indemnification under Section 8.01 of this Agreement, upon receipt of a written affirmation by such Person of such Person's good faith belief that such Person has met the standard of conduct necessary for indemnification under applicable law and a written undertaking by or on behalf of such Person to repay all amounts so advanced if it shall ultimately be determined that such Person is not entitled to be indemnified by the Company as authorized in Section 8.01 of this Agreement or otherwise. The written undertaking shall be an unlimited general obligation of the Person but need not be secured and shall be accepted without reference to financial ability to make repayment.

           SECTION 8.03 Indemnification of Officers, Employees and Agents. The Company shall indemnify and pay and advance expenses to an officer, employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and pay and advance expenses to the Member or any Managers under this Article VIII; and the Company shall indemnify and pay and advance expenses to any Person who is not or was not the Member, a Manager, officer, employee or agent of the Company but who is or was serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company or partnership, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against such Person and incurred by such Person in such a capacity or arising out of such Person's status as such to the same extent and subject to the same conditions that the Company may indemnify and pay and advance expenses to the Member or any Manager under this Article VIII.

           SECTION 8.04 Nonexclusivity of Rights. The indemnification and advancement and payment of expenses provided by this Article VIII (i) shall not be deemed exclusive of any other rights to which the Member, a Manager or other Person seeking indemnification may be entitled under any statute, provision of the Certificate of Formation, agreement, decision of the Member or disinterested Managers, or otherwise both as to action in such Person's official capacity and as to action in another capacity while holding such office, (ii) shall continue as to any Person who has ceased to serve in the capacity which initially entitled such Person to indemnity and advancement and payment of expenses, and (iii) shall inure to the benefit of the heirs, executors, administrators, successors and assigns of the Member, such Manager or other Person.

           SECTION 8.05 Contract Rights. The rights granted pursuant to this Article VIII shall be deemed to be contract rights, and no amendment, modification or repeal of this Article VIII shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal.

           SECTION 8.06 Insurance. The Company may purchase and maintain insurance or other arrangement or both, at its expense, on behalf of itself or any Person who is or was serving as the Member, a Manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, partnership, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against any liability, expense or loss, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of this Article VIII.

           SECTION 8.07 Savings Clause. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless the Member, each Manager or any other Person indemnified pursuant to this Article VIII as to costs, charges and expenses (including, without limitation, attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the fullest extent permitted by applicable law.

           SECTION 8.08 Other Ventures. It is expressly agreed that the Member, any Manager and any Affiliates, officers, directors, managers, stockholders, partners or employees of the Member or any Manager, may engage in other business ventures of every nature and description, whether or not in competition with the Company, independently or with others, and the Company shall not have any rights in and to any independent venture or activity or the income or profits derived therefrom.

           SECTION 8.09  Other Arrangements Not Excluded.  The
 indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article VIII:

           (a) Does not exclude any other rights to which a Person seeking indemnification or advancement of expenses may be entitled under the Certificate of Formation or any agreement, decision of the Member or otherwise, for either an action of the Member or any Manager, officer, employee or agent in the official capacity of such Person or an action in another capacity while holding such position, except that indemnification, unless ordered by a court pursuant to
                Section 8.05 above, may not be made to or on behalf of the Member or any Manager if a final adjudication established that its acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

           (b) Continues for a person who has ceased to be the Member, Manager, officer, employee or agent and inures to the benefit of the successors, heirs, executors and administrators of such a person.


                                 ARTICLE IX

                          MISCELLANEOUS PROVISIONS

           SECTION 9.01 Offset. Whenever the Company is to pay any sum to the Member, any amounts the Member owes the Company may be deducted from such sum before payment.

           SECTION 9.02 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents provided for or permitted to be given under this Agreement shall be in writing and shall be given either by depositing such writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering such writing to the recipient in person, by courier, or by facsimile transmission; and a notice, request, or consent given under this Agreement shall be effective on receipt by the Person to whom sent. All notices, requests, and consents to be sent to the Member shall be sent to or made to Two North Ninth Street, Allentown, Pennsylvania 18101, Attention: [________] or such other address as the Member may specify by notice to the Company and the Managers. Any notice, request, or consent to the Company or the Managers must be given to the Managers at the following address: c/o Two North Ninth Street, Allentown, Pennsylvania 18101, Attention: [________]. Whenever any notice is required to be given by law, the Certificate of Formation or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

           SECTION 9.03 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by such Person of its obligations with respect to the Company shall not be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person with respect to the Company.

           SECTION 9.04 Governing Law; Severability. This Agreement shall be governed by and shall be construed in accordance with the law of the State of Delaware, excluding any conflict-of-laws rule or principle that might refer the governance or the construction of this Agreement to the law of another jurisdiction. In the event of a direct conflict between the provisions of this Agreement and (i) any provision of the Certificate of Formation, or (ii) any mandatory provision of the Act, then the applicable provision of the Certificate of Formation or the Act shall control. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected thereby and such provision shall be enforced to the fullest extent permitted by law.

           SECTION 9.05 Waiver of Certain Rights; No Bankruptcy Petition. The Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of any Company asset. The Member and each Manager (by agreeing to act in such capacity) hereby covenants and agrees (or shall be deemed to have hereby covenanted and agreed) that, prior to the date which is one year and one day after the payment in full of every other indebtedness or liability of the Company represented by any previously issued Series of Bonds and amounts owed under the Indenture to third-party credit enhancers or hedge agreement counterparties with respect to such Bonds, it will not institute against, or join with any other Person in instituting against, the Company, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Federal or state bankruptcy or similar law, provided, however, that nothing in this Section 9.05 shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Company pursuant to this Agreement. In the event that the Member or any Manager takes action in violation of this Section 9.05, the Company agrees that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition or the commencement of such action and raise the defense that the Member or Manager, as the case may be, has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 9.05 shall survive the termination of this Agreement and the resignation or removal of any Manager. Nothing herein contained shall preclude participation by the Member or a Manager in assertion or defense of its claims in any such proceeding involving the Company.

           SECTION 9.06 Amendment. This Agreement may not be amended, except in writing by the Member and the Company, upon prior approval of the Trustee and receipt of notification in writing by each Rating Agency (as defined in the Indenture) then rating the Bonds of any Class or Series, to the Trustee and the Company that such amendment will not result in a reduction or withdrawal of the then current rating by any such Rating Agency of any outstanding Series or Class of Bonds.

           SECTION 9.07 Headings and Sections. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

           IN WITNESS WHEREOF, this Limited Liability Company Agreement is hereby executed by the undersigned as the Member of the Company as of August __, 1999.


                                    PP&L, INC.


                                    By:  /s/ John R. Biggar
                                       -------------------------------
                                    Name:   John R. Biggar
                                    Title:  Senior Vice President and
                                              Chief Financial Officer




                               SCHEDULE A

              Schedule of Capital Contributions of Member

                            COMMON INTEREST


                         CAPITAL       COMMON INTEREST       CAPITAL
    MEMBER'S NAME      CONTRIBUTION       PERCENTAGE         ACCOUNT
    -------------      ------------    ---------------       -------

    PP&L, Inc.         $12,000,000           100%          $12,000,000




                                SCHEDULE B



                       CERTIFICATE OF COMMON INTEREST

                                    of

                     PP&L TRANSITION BOND COMPANY LLC

                       A Limited Liability Company

           Organized under the Laws of the State of Delaware


      This Certificate is issued and shall be held subject to the provisions of the Certificate of Formation of PP&L TRANSITION BOND COMPANY LLC, a Limited Liability Company organized under the laws of the State of Delaware (the "Company"), filed on March 25, 1999 with the Secretary of State of the State of Delaware, and the Limited Liability Company Agreement dated March 25, 1999 of the Company, as each may be amended from time to time.

      This Certificate of Common Interest certifies that PP&L, Inc. is the registered holder of the entire Common Interest of the Company, which Common Interest shall be transferable only on the books of the Company by the holder hereof in person or by a duly authorized attorney upon surrender of this Certificate with a proper endorsement.

      IN WITNESS WHEREOF, this Company has caused this Certificate to be signed by one of its duly authorized Managers this __ day of July, 1999.



                                  /s/ John R. Biggar
                                    ---------------------------
                                    Title:  Manager





                       PP&L TRANSITION BOND COMPANY LLC

 For Value Received the undersigned hereby sells, assigns and transfers unto

 ___________________________________________________________________________

 the entire Common Interest of the Company represented by the within Certificate and does hereby irrevocably constitute and appoint

 ___________________________________________________________________________

 Attorney, to transfer said Common Interest on the books of the Company with full power of substitution in the premises.


 Dated: __________________

                                            _____________________________




                                 SCHEDULE C


       Names                        Managers
       -----                        --------

  1)  John R. Biggar

  2)  James E. Abel

  3)  James S. Pennington

 [4)  Independent Manager]

 [5)  Independent Manager]